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                                                                  Exhibit 4.6(b)

Participation Agreement (Morgantown L2) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL2 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP2, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Morgantown L3) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL3 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP4, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Morgantown L4) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL4 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP5, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Morgantown L5) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL5 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP8, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Morgantown L6) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL6 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP9, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Morgantown L7) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL7 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP9, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000